                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

         [   ]   Preliminary Proxy Statement
         [ X ]   Definitive Proxy Statement
         [   ]   Definitive Additional Materials
         [   ]   Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                               THINKPATH.COM, INC.
      --------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [ X ]   No fee required
         [   ]   $500 per each party to the controversy pursuant to Exchange Act
                 Rule 14a-6(i)(3).
         [   ]   Fee computed on table below per Exchange Act
                 Rules 14a-6(i)(4) and 0-11.

                 (1) Title of each class of securities to which transaction applies:
                              ------------------------------------------------
                 (2)  Aggregate number of securities to which transaction
                      applies:
                              ------------------------------------------------
                 (3)  Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11:          (A)
                                                                  ----------
                 (4)  Proposed maximum aggregate value of transaction:
                                                                      --------
                 (5)  Total fee paid:
                                      --------------------------------------

         [  ]    Fee paid previously with preliminary materials.

         [  ]     Check box if any of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)   Amount Previously Paid:
                                               ---------------------------
                  (2)   Form, Schedule or Registration Statement No.:
                                                                     -----
                  (3)   Filing Party:
                                     -------------------------------------
                  (4)   Date Filed:
                                   ---------------------------------------

                               THINKPATH.COM, INC.
                         55 University Avenue, Suite 505
                            Toronto, Ontario M5J 2H7
                                  -------------
                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 3, 2000

TO THE SHAREHOLDERS OF THINKPATH.COM, INC.:

         NOTICE IS HEREBY GIVEN, that the Special Meeting (the "Meeting") of Shareholders of ThinkPath.com, Inc. (the "Company") will be held at 10:00 A.M. on August 3, 2000 at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7, for the following purposes:

1. To vote upon the ratification of the issuance of more than 735,011 shares of the Company's common stock upon the completion of a private offering of up to $5,000,000 worth of units (each unit consisting of one (1) share of common stock and a warrant to purchase one-half (1/2) of one (1) share of common stock) or approximately 1,666,667 shares common stock assuming the purchase price per unit is $3.00, which would represent an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock as of the Record Date, and therefore would require shareholder approval under Rule 4460 of the National Association of Securities Dealers, Inc.;

2. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

         Shareholders of record at the close of business on June 26, 2000 are entitled to notice of and to vote at the meeting.

         In order to ensure a quorum, it is important that the shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If a shareholder attends the meeting and prefers to vote in person, such shareholder can revoke such shareholder's proxy.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

By Order of the Board of Directors, July 17, 2000
/s/ Declan A. French
Chairman of the Board of Directors

                               THINKPATH.COM, INC.

                         55 University Avenue, Suite 505
                            Toronto, Ontario M5J 2H7
                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 3, 2000


         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of ThinkPath.com, Inc. (the "Company"), for use at the Special Meeting of Shareholders of the Company (the "Meeting") to be held on August 3, 2000 at 10:00 A.M. at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the Shareholders on or about July 17, 2000.


         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the Shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

                             OWNERSHIP OF SECURITIES

         Only shareholders of record at the close of business on June 26, 2000, the date fixed by the Board of Directors in accordance with the Company's By-Laws (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date there were issued and outstanding 3,675,051 shares of the Company's common stock.

         Each outstanding share of common stock is entitled to one (1) vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the Meeting.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth, as of the Record Date, the names and beneficial ownership of the Company's common stock beneficially owned, directly or indirectly, by: (i) each person who is a director or executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) all holders of five percent (5%) or more of the outstanding shares of the common stock of the Company:



Names and Address of Beneficial        Amount and Nature of Beneficial  Percentage of Shares
        Owner (1)                            Ownership (2)                  Outstanding
-------------------------------       --------------------------------  ----------------------
Declan French                             1,122,459(3)                          29.7%

Thomas E. Shoup                             1,333(4)                              *

Tony French                                 4,333(5)                              *

Kelly Hankinson                             3,167(6)                              *

Roger W. Walters                           217,767(7)                           5.8%

John R. Wilson                             132,247(8)                           3.6%

John A. Irwin                              132,247(9)                           3.6%

Marilyn Sinclair                           103,230(10)                          2.8%

John Dunne                                 16,424(11)                             *

Arthur S. Marcus                           15,500(12)                             *

Ronan McGrath                                   0                                 0

Working Ventures Canadian                  425,730(13)                          11.6%
Fund Inc.

KSH Investment
Group, Inc.                                301,613(14)                          7.6%

Aguila Airways, Inc.,                      452,419(15)                           11%

All directors and officers
as a group (11 persons)
(3) - (12)                                  1,748,707                           45.3%

* Less than one percent (1%).

(1) Except as set forth above, the address of each individual is 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7.

(2) Based upon information furnished to the Company by the directors and executive officers or obtained from the Company's stock transfer books. The Company is informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the Record Date, any security which such person or group of persons has the right to acquire within sixty (60) days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 510,563 shares of common stock owned by Christine French, the wife of Declan A. French and 101,333 shares of common stock issuable upon options issued to Declan A. French that are currently exercisable or exercisable within the next sixty (60) days.

(4) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(5) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(6) Includes 1,167 shares of common stock issuable upon options issued to Kelly Hankinson that are currently exercisable or exercisable within the next sixty (60) days.

(7) Includes 54,000 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(8) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(9) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(10) Includes 4,000 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(11) Consists of 13,091 shares of common stock owned by John Dunne's spouse and includes 3,333 shares of common stock issuable upon options issued to John Dunne that are currently exercisable or exercisable within the next sixty
     (60) days.

(12) Includes 12,500 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(13) Includes 228,242 shares of common stock issued in exchange for shares of Object Arts Inc. and 197,488 shares of common stock in consideration for the retirement of outstanding debt of Object Arts Inc., both of which were part of the acquisition of Object Arts Inc.

(14) Includes 100,000 shares of common stock issuable upon the exercise of warrants owned by KSH Investment Group, Inc. and 201,613 shares of common stock issuable upon the conversion of 500 shares of Series B 8% Cumulative Convertible Preferred Stock owned by KSH Strategic Investment Fund I, LLP, a fund managed by KSH Investment Group, both of which are currently exercisable/convertible or exercisable/convertible within the next sixty
     (60) days. The number of shares of common stock issuable upon the conversion of the 500 shares of Series B 8% Cumulative Convertible Preferred Stock is based upon the following formula: ((the number of shares being converted) x ($1,000 + the amount of any accrued and unpaid dividends)) / (the lower of: (i) $3.375 or (ii) 80% of the average of the three (3) lowest closing bid prices of the Company's common stock for the ten (10) trading days immediately preceding the date of conversion). Assumes all of the 500 shares of Series B 8% Convertible Preferred Stock were converted on June 26, 2000 with a conversion price of $2.48 per share. See "Description of Securities - Preferred Stock"

(15) Includes 150,000 shares of common stock issuable upon the exercise of warrants and 302,419 shares of common stock issuable upon the conversion of 750 shares of Series B 8% Cumulative Convertible Preferred Stock owned by Aguila Airways, Inc., both of which are currently exercisable/convertible or exercisable/convertible within the next sixty (60) days. The number of shares of common stock issuable upon the conversion of the 750 shares of Series B 8% Cumulative Convertible Preferred Stock is based upon the following formula: ((the number of shares being converted) x ($1,000 + the amount of any accrued and unpaid dividends)) / (the lower of: (i) $3.375 or
     (ii) 80% of the average of the three (3) lowest closing bid prices of the Company's common stock for the ten (10) trading days immediately preceding the date of conversion). Assumes all of the 750 shares of Series B 8% Convertible Preferred Stock were converted on June 26, 2000 with a conversion price of $2.48 per share. See "Description of Securities - Preferred Stock"

                            DESCRIPTION OF SECURITIES


         The Company's total authorized capital stock consists of 15,000,000 shares of common stock, with no par value, and 1,000,000 shares of preferred stock, with no par value per share. The following descriptions contain all material terms and features of the Company's securities and are qualified in all respects by reference to the Company's Articles of Incorporation and Bylaws.


Common Stock

         The Company is authorized to issue up to 15,000,000 shares of common stock, no par value per share, of which as of the date of the Record Date, 3,675,051 shares of common stock are outstanding, not including the shares of common stock to be issued pursuant to the conversion of the shares of Series A 8% Cumulative Convertible Preferred Stock and the Series B 8% Cumulative Convertible Preferred Stock and the exercise of all outstanding warrants and options. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the conversion of the shares of Series A 8% Cumulative Convertible Preferred Stock and the Series B 8% Cumulative Convertible Preferred Stock and the exercise of warrants will be, validly authorized and issued, fully paid, and non-assessable.

         The holders of common stock are entitled to one (1) vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

         Pursuant to the Business Corporation Act, Ontario, a shareholder of an Ontario Corporation has the right to have the corporation pay the shareholder the fair market value for his shares of the corporation in the event such shareholder dissents to certain actions taken by the corporation, such as amalgamation or the sale of all or substantially all of the assets of the corporation and such shareholder follows the procedures set forth in the Business Corporation Act, Ontario.


Preferred Stock

         The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

Series A 8% Cumulative Convertible Preferred Stock

         There are 15,572 shares of Series A 8% Cumulative Convertible Preferred Stock outstanding. Each share of Series A 8% Cumulative Convertible Preferred Stock has a stated value of $100 per share. The shares of Series A 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of the Company's common stock at the option of the holders the Series A 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until either:
(i) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are converted at the Company's option; or (ii) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are redeemed by the Company, under certain conditions, at any time after April 27, 2000.

         The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of the Company's funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of the Company's common stock, or other class of stock presently authorized, at the rate of eight percent (8%) simple interest per annum on the stated value per share. Such are payable on a quarterly basis commencing on the quarter ending March 31, 2000 when as and if declared, provided however, that the dividends will be made in additional shares of Series A 8% Percent Cumulative Convertible Preferred Stock at a rate of one
(1) share of Series A 8% Percent Cumulative Convertible Preferred Stock for each $100 of such dividend not paid in cash. Dividends may be paid at the Company's option with shares of Series A 8% Percent Cumulative Convertible Preferred Stock only if the Company's common stock deliverable upon the conversion of the Series A 8% Percent Cumulative Convertible Preferred Stock will have been included for public resale in an effective registration statement filed with the SEC on the dates such dividends are payable and paid to the holders. The dividends shall be cumulative whether or not earned and shall be cumulative from and after December 30, 1999.


         The number of shares of the Company's common stock into which the Series A 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "A Conversion Price". The A Conversion Price shall be the lesser of (x) ninety percent (90%) of the average "A Closing Bid Prices" for the three (3) trading days immediately preceding December 30, 1999, or (y) eighty percent (80%) of the average of the three (3) lowest "A Closing Bid Prices" for the ten
(10) trading days immediately preceding the conversion of the respective shares of Series A 8% Percent Cumulative Convertible Preferred Stock. The "A Closing Bid Price" is defined as the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where the Company's common stock is then traded. The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock may exercise their right to conversion only if the aggregate stated value of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock to be converted is equal to at least $5,000, unless if at the time of such conversion, the aggregate stated value of all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock is less than $5,000, then the whole amount of the remaining shares of Series A 8% Percent Cumulative Convertible Preferred Stock may be converted.


         At any time after April 27, 2000, the Company has the option to redeem any or all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock by paying to the holders a sum of money equal to one hundred thirty five percent (135%) of the stated value of the aggregate of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock being redeemed plus the dollar amount of the accrued dividends, if the A Conversion Price of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock on the trading day prior to the date of redemption is less than $2.

Series B 8% Cumulative Convertible Preferred Stock
         There are 1,500 shares of Series B 8% Cumulative Convertible Preferred Stock outstanding. Each share of Series B 8% Cumulative Convertible Preferred Stock has a stated value of $1,000 per share. The shares of Series B 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of the Company's common stock at the option of the holders the Series B 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until such shares of Series B 8% Percent Cumulative Convertible Preferred Stock are redeemed by the Company, under certain conditions.

         The holders of the shares of Series B 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of the Company's funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of the Company's common stock, or other class of stock presently authorized, at the rate of eight percent (8%) simple interest per annum on the stated value per share plus any accrued but unpaid dividends, when as and if declared. The Company has the option to pay such dividends in shares of the Company's common stock to be paid (based on an assumed value of $1,000 per share) in full shares only, with a cash payment equal to any fractional shares.


         The number of shares of the Company's common stock into which the Series B 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "B Conversion Price". The "B Conversion Price" shall be the lesser of (x) $3.375, or (y) eighty percent (80%) of the average of the three (3) lowest "B Closing Bid Prices" for the ten (10) trading days immediately preceding the conversion of the respective shares of Series B 8% Percent Cumulative Convertible Preferred Stock. The "B Closing Bid Price" is defined as the closing bid price, as reported on the Nasdaq SmallCap Market, or the principal market or exchange where the Company's common stock is then traded as reported by Bloomberg.


         At any time that the number of the Company's shares of common stock issued (A) upon conversion of the shares for Series B 8% Cumulative Convertible Preferred Stock and (B) in lieu of dividend payments, shall equal twenty percent (20%) or more of the Company's outstanding common stock, the Company is required to (x) redeem, at a price per share equal to (A) the quotient of (i) $1,000 per share plus all accrued but unpaid dividends and (ii) the "B Conversion Price" as if the Series B 8% Cumulative Convertible Preferred Stock has been converted on the date of redemption, multiplied by (B) the average "B Closing Bid Price" of the Company's common stock for the five (5) trading days immediately preceding the date of redemption.

Common Stock Purchase Warrants

         There are outstanding warrants to purchase an aggregate of 1,481,750 shares of the Company's common stock. 631,750 of the warrants issued are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share, 350,000 of the warrants issued are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share, and 500,000 of the warrants issued are exercisable at any time and in any amount until March 6, 2001 at a purchase price of $3.25 per share. Warrantholders are not entitled, by virtue of being warrantholders, to receive dividends or to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as the Company's shareholders. In order to receive one (1) share of the Company's common stock, a warrantholder must surrender one (1) warrant, accompanied by payment of the aggregate exercise price of the warrants to be exercised, which payment may be made, at the warrantholder's election, in cash or by delivery of a cashier's or certified check or any combination of the foregoing. Upon receipt of duly executed warrants and payment of the exercise price, the Company shall issue and cause to be delivered to warrantholders, certificates representing the number of shares of common stock so purchased.

THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTITIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                   PROPOSAL 1


TO VOTE UPON THE RATIFICATION OF THE ISSUANCE OF MORE THAN 735,011 SHARES OF THE COMPANY'S COMMON STOCK, UPON THE COMPLETION OF A PRIVATE OFFERING OF UP TO $5,000,000 WORTH OF UNITS (EACH UNIT CONSISTING OF ONE (1) SHARE OF COMMON STOCK AND A WARRANT TO PURCHASE ONE-HALF (1/2) OF ONE (1) SHARE OF COMMON STOCK) OR APPROXIMATELY 1,666,667 SHARES COMMON STOCK ASSUMING THE PURCHASE PRICE PER UNIT IS $3.00, WHICH WOULD REPRESENT AN ISSUANCE OF MORE THAN TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE, AND THEREFORE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER RULE 4460 OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         Rule 4460 of the National Association of Securities Dealers, Inc. ("NASD") requires the Company to obtain Shareholder approval for the issuance of securities involving the sale of twenty percent (20%) or more of its common stock at less than fair market value. Nasdaq may de-list the securities of any issuer that fails to obtain such Shareholder approval before the issuance of such securities. However, the corporate law of the Province of Ontario, the law under which the Company is incorporated, does not require any such Shareholder approval. Upon the effective date of the completion of the Private Offering, the Company may issue more than twenty percent (20%) of its then issued and outstanding shares of common stock.

         The Company has recently expanded its operations into the United States, through among other things, its acquisitions of Cad Cam, Inc. and Object Arts Inc., and MicroTech, Inc. and intends to develop an expanded network of offices to provide its services throughout North America.

         The Company has recently developed a recruitment management product called GTS. GTS is a Web-based recruitment technology, which automates and electronically manages every step of the recruitment and hiring process. GTS is designed to address the skills shortage and helps clients satisfy their recruiting needs. GTS electronically manages and automates the entire enterprise-wide recruiting and hiring program. GTS coordinates, streamlines and manages all individual candidate sources and recruitment methods in real time, including job board postings, company Web sites, newspaper advertising, employee referrals, direct recruits and career fair. In addition, GTS is able to satisfy the human resource professionals' increasing demand for a wide range of critical metrics, including cost per hire and time per hire.

         In an effort to fully support the Company's expansion strategy and its commitment to the GTS system, the Company is in the process of raising capital through a private offering up to $3,000,000 worth of units, each unit consisting of one (1) share of common stock and a warrant to purchase one-half (1/2) of one share of common stock common stock.

The Private Offering

General

         The Company is offering (the "Offering") up to a minimum of$1,000,000 worth of units (the "Minimum Offering"), and a maximum of $3,000,000 worth of units (the "Maximum Offering"), each unit consisting of (a) one (1) share (the "Shares") of the Company's common stock, no par value; and (b) a redeemable warrant (the "Warrants") to purchase one-half (1/2) of one (1) share of the Company's common stock (the Shares and the Warrants are collectively referred to as a "Unit"). Each two (2) Warrants shall entitle the holder thereof to purchase one (1) share of the Company's common stock at an exercise price equal to one hundred and twenty-five percent (125%) of the Purchase Price (as defined herein) for a period of five (5) years from the date of the final closing of the Offering. The Company and the Placement Agent (defined below) may, in their mutual discretion, increase the Offering to up to $5,000,000 worth of Units.

         The price per Unit shall be the lesser of: (a) $3.00; or (b) a ten percent (10%) discount to the closing bid price per share of the Company's common stock, as reported on the Nasdaq SmallCap Market, on the day immediately preceding the date of any closing of the Offering (the "Purchase Price").

         The Company may call any unexercised Warrants and require their exercise if the shares of the Company's common stock, as reported on the Nasdaq SmallCap Market, close above the bid price indicated for any consecutive ten
(10) business days: (a) one-third (1/3) of the Warrants at $6.00 per share; (b) one-third (1/3) of the Warrants at $7.50 per share; and (c) one-third (1/3) of the Warrants at $9.00 per share. Each call must follow the next by a minimum of thirty (30) days.

         Offers and sales of the Units will be made by KSH Investment Group, Inc (the "Placement Agent") on a "best efforts, all or nothing" basis with respect to the Minimum Offering, and on "best efforts" basis thereafter up to the Maximum Offering. Sales of the Units will be made only to "accredited investors," as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"). Included within the category of an accredited investor is any person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000, or who had an individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year. Prospective investors that are not individuals must also meet specific criteria set forth in Rule 501 of Regulation D of the Securities Act.

         The securities offered will not be registered under the Securities Act. The Units, the Shares, the Warrants and the shares of common stock issuable upon the exercise of the Warrants will be "restricted securities," as defined under the rules and regulations of the Securities Act. There can be no assurance that the Company will issue more than twenty percent (20%) of its issued and outstanding shares of common stock.

Placement Agent, Fees and Commissions

         The Company has retained KSH Investment Group, Inc. to act as the Placement Agent for the Offering. The Placement Agent is a registered broker-dealer and a member of the NASD. The Company has agreed to pay to the Placement Agent a cash commission equal to eight percent (8%) of the aggregate purchase price of the Units sold in the Offering. The Company shall also pay the Placement Agent a non-accountable expense allowance equal to one and one-half percent (1.5%) of the aggregate purchase price of the Units sold in the Offering, plus the reasonable professional fees, which shall be no more than $50,000, and the actual disbursements of counsel to the Placement Agent. The Company shall also issue to the Placement Agent's counsel, 2,500 warrants, each entitling the Placement Agent's counsel to purchase one (1) share of the Company's common stock at an exercise price equal to one hundred and twenty-five percent (125%) of the Purchase Price (the "Counsel Warrants"). The Counsel Warrants shall be exercisable for a period of five (5) years from the date of the final Closing. In addition, the Company shall issue to the Placement Agent such number of warrants to purchase the Company's common stock equal to five percent (5%) of the aggregate principal amount of the Shares underlying the Units sold in the Offering (the "Placement Agent Warrants") and up to 300,000 investment banking warrants, upon certain conditions (the "Investment Banking Warrants"), each entitling the Placement Agent to purchase one (1) share of the Company's common stock at an exercise price equal to one hundred and twenty-five percent (125%) of the Purchase Price. The Placement Agent Warrants and the Investment Banking Warrants shall be exercisable for a period of five (5) years from the date of the final closing. The Placement Agent shall also be entitled to a fee of $100,000 should the Company terminate the Offering prior to the final closing. Additionally, the Company has agreed to pay the Placement Agent a cash commission equal to five percent (5%) of the aggregate proceeds received by the Company as the result of the exercise of any of the Warrants underlying the Units or any of the Placement Agent Warrants. Upon the final Closing, the Company is required to appoint a designee of the Placement Agent, who is reasonably acceptable to the Company, as a member of its Board of Directors.

         The Company has also agreed to pay Win Capital Corp. ("Win") a cash commission for the introduction of the Company to the Placement Agent equal to two (2%) of the aggregate purchase price of the Units sold in the Offering. In addition, the Company has agreed to issue to Win 50,000 warrants to purchase the Company's common stock, each warrant entitling Win to purchase one (1) share of the Company's common stock at an exercise price per share of common stock equal to one hundred and twenty-five percent (125%) of the Purchase Price. The Finder's Warrants shall be exercisable for a period of five (5) years from the date of the final Closing.

Use of Proceeds

         The following table estimates the use of the net proceeds received by the Company from the Offering:

         Application of Proceeds                 Minimum Offering               Maximum Offering
         -----------------------                 ----------------               ----------------

         Repayment of Debt                       $325,000                          $325,000
         Rollout and marketing of                $300,000                        $1,500,000
         the GTS system
         Working Capital                         $195,000                          $765,000

                            Shareholder Vote Required

         The ratification of the issuance of more than 735,011 shares of the Company's common stock upon the completion of the Offering, will require the affirmative vote of a majority of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

                             SECTION 16(a) REPORTING

            Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent (10%) or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 1999, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one (1) or more shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of Shareholders, shareholder proposals must be received by the Company on or before October 1, 2000.

                                  FORM 10-K SB

         A copy of the Company's annual report on Form 10-K SB for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission is available to shareholders free of charge by writing to:


                               ThinkPath.com Inc.
                               55 University Avenue, Suite 505
                               Toronto, Ontario M5J 2H7
                               Attention: Corporate Secretary

                              FINANCIAL STATEMENTS

         The Company's audited consolidated financial statements for the fiscal year ended December 31, 1999 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 10-K SB and are incorporated by herein by reference.


         By order of the Board of Directors, July 17, 2000
         /s/ Declan A. French
         Chairman of the Board of Directors

GENERAL PROXY - SPECIAL MEETING OF SHAREHOLDERS OF THINKPATH.COM INC.


         The undersigned hereby appoints Declan A. French, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of ThinkPath.com Inc. (the "Company"), to be held at the principal executive offices of the Company located at 55 University Avenue, Suite 505, Toronto, Ontario, on August 3, 2000 at 10:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated July 17, 2000 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.


This Proxy is solicited on behalf of ThinkPath.com Inc.'s Board of Directors.

1. To ratify the issuance of more than 735,011 shares of the Company's common stock, upon the completion of a private offering of up to $5,000,000 worth of units (each unit consisting of one (1) share of the Company's common stock and a warrant to purchase one-half (1/2) of one
         (1) share of the Company's common stock) or approximately 1,666,667 shares of common stock assuming the purchase price per unit is $3.00, which would represent an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock as of the Record Date, and therefore would require shareholder approval under Rule 4460 of the National Association of Securities Dealers, Inc.

                           _______FOR       _______AGAINST    _______ ABSTAIN


2. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

--------------------------------------------------------------------------------
                                  (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                            Date:                      , 2000
                                                 ----------------------


                                            ----------------------------------
                                               (Print name of Shareholder)


                                            -----------------------------------
                                               (Print name of Shareholder)



                                            -----------------------------------
                                                      Signature



                                             ----------------------------------
                                                      Signature

                                            Number of Shares
                                                            -------------------
                                            Note: Please sign exactly as name
                                            appears in the Company's records.
                                            Joint owners should both sign.